SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 12, 2002

INTERFACE, INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	000-12016	58-1451243

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000
Atlanta, Georgia	30339

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (770) 437-6800

Not Applicable

(Former name or former address, if changed since last report)

SIGNATURES
EX-99.1 FIRST AMENDMENT TO CREDIT AGREEMENT

ITEM  5.   OTHER EVENTS.

     As reported in our Form 10-Q for the quarterly period ended September 29, 2002, we obtained a waiver from the lenders under our revolving credit facility with respect to compliance with certain covenants that required us to maintain a specified interest coverage ratio and restricted our ability to make certain payments, which waiver subsequently was extended from December 2 to December 13, 2002. Effective December 13, 2002, we consummated with the lenders an amendment to the revolving credit facility that, among other things, addresses those covenants and brings us into full compliance with them. The amendment is being filed as an exhibit to this report.

ITEM  7.   FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

Exhibit No.	Description

99.1	First Amendment to Credit Agreement and Letter of Credit Agreement, dated as of December 12, 2002, among the Company (and certain direct and indirect subsidiaries), the lenders listed therein, Wachovia Bank, National Association (formerly known as First Union National Bank), SunTrust Bank and Citicorp North America, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

	By:	/s/ Raymond S. Willoch

Raymond S. Willoch Senior Vice President-Administration, General Counsel and Secretary
Date: December 16, 2002